CERTIFICATE OF OWNERSHIP AND MERGER
MERGING MIVA RENAMING CORP.
INTO
FINDWHAT.COM, INC.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

     FindWhat.com, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (“Parent Corporation”), DOES HEREBY CERTIFY THAT:

1.      The Parent Corporation owns all of the issued and outstanding capital stock of MIVA Renaming Corp., a Delaware corporation (“Subsidiary Corporation”).

2.      The Subsidiary Corporation is hereby merged into the Parent Corporation, with the Parent Corporation being the surviving corporation, pursuant to the following resolutions of the Board of Directors of the Parent Corporation, duly adopted by unanimous written consent without a meeting on June 8, 2005, which resolutions approve the merger of the Parent Corporation with the Subsidiary Corporation.

WHEREAS, the Board of Directors deems it in the best interests of the Corporation to change the name of the Corporation to “MIVA, Inc.” (the “Corporation Name Change”) by merging, effective as of 12:01 a.m. on June 13, 2005 (the “Merger”), with its subsidiary, MIVA Renaming Corp., a Delaware corporation (the “Subsidiary”), and;

WHEREAS, to effectuate the name change the Board of Directors deems it necessary and desirable for the Corporation, among other things, to (i) execute and file with the appropriate state officials, a certificate of ownership and merger and other instruments necessary or desirable to effectuate the Corporation Name Change (collectively, the “Name Change State Filings”) and (ii) execute and file with the Securities and Exchange Commission (the “Commission”), the Nasdaq Stock Market (“Nasdaq”) and other regulatory bodies or entities all documents and instruments necessary or desirable to effectuate the Corporation Name Change (collectively, the “Name Change Securities Filings”) (the Name Change State Filings together with the Name Change Securities Filings, the “Corporation Name Change Documents”);

NOW, THEREFORE, BE IT RESOLVED, that the Merger and the name change of the Corporation be, and hereby is, in all respects, approved.

FURTHER RESOLVED, that upon the effective time of the Merger, each share of the Subsidiary’s capital stock owned by the Corporation immediately prior to the merger shall, upon consummation of the Merger, be cancelled.

FURTHER RESOLVED, that pursuant to and at the effective time of the Merger, the name of the Corporation shall be changed to “MIVA, Inc.” by deleting Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article 1 to read as follows: “Article 1: The name of the corporation is MIVA, Inc.”

FURTHER RESOLVED, that the appropriate officer or officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file the Corporation Name Change Documents and to execute and file such other documents, instruments and agreements, and to perform any and all other acts that he or they may, in such officers’ sole and absolute discretion, deem necessary or desirable to consummate the Merger.

3.      The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Parent Corporation in accordance with the laws of the State of Delaware.

4.      The resolutions adopted by Board of Directors of the Parent Corporation provide that the merger herein certified shall be effective as of 12:01 a.m. on June 13, 2005.

5.      The Parent Corporation shall be the surviving corporation of the Merger. The name of the Parent Corporation shall be amended in the Merger to be “MIVA, Inc.”

6.      The certificate of incorporation of the Parent Corporation as in effect immediately prior to the effective time of the Merger shall be amended by deleting Article 1 and inserting in lieu thereof a new Article 1 to read “Article 1: The name of the corporation is MIVA, Inc.”, and, as so amended, shall be the certificate of incorporation of the surviving corporation.

IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of Ownership and Merger to be signed as of June 8, 2005, by a duly authorized officer, declaring that the facts stated herein are true.

FindWhat.com, Inc.

By: /s/ Craig A. Pisaris-Henderson
Name: Craig A. Pisaris-Henderson
Title: Chairman and Chief Executive Officer